EXHIBIT 10 a) (ii)

SUPPLEMENTAL EMPLOYEE RETIREMENT AGREEMENT

AGREEMENT made as of the 1st day of January, _____, by and between STATE BANK OF LONG ISLAND (hereinafter referred to as "the Bank") and ________________ (hereinafter referred to as "the Employee"),

W I T N E S S E T H :

1.    The Employee will serve for the term of employment by the Bank or any Subsidiary of the Bank, and will devote the time, attention, skill and effort reasonably required to perform competently the duties of any position to which he is elected or appointed. For the purposes of this Agreement, “Subsidiary” means any corporation or association of which a majority of the voting common or capital stock is owned directly or indirectly by the Bank.
2.    The Bank or the Subsidiary, as the case may be, will pay the Employee compensation in such amount as the Board of Directors of the Bank or the Subsidiary, as the case may be ("the Board") may from time to time determine.
3.    The Bank or the Subsidiary, as the case may be, will also pay the Employee deferred compensation as described in Paragraph 5.
4.    (a) The Bank will credit to a book reserve (hereinafter referred to as the "Deferred Compensation Account") established for this purpose, on or before the last day of each calendar year in which the Employee: (i) has been employed by the Bank or a Subsidiary; and (ii) has been a participant in the State Bancorp, Inc. Employee Stock Ownership Plan ("the ESOP") and/or the State Bank of Long Island 401(k) Retirement Plan and Trust ("the 401(k) "; the ESOP and the 401(k) being hereafter together referred to as the "Plans"), an amount equal to the difference, if any, between: (iii) the amount which would have been contributed to the Plans (or either of them if the Employee is not a participant in both of the Plans) pursuant to their respective terms, conditions and employer contribution limits in the absence of any limitations imposed by the Internal Revenue Code, as now in effect or as it may be amended from time to time; and (iv) the actual amount contributed.
(b) Funds credited to the Deferred Compensation Account shall be kept in cash, co-mingled with the assets of the Bank or invested and reinvested in mutual funds, stocks, bonds, securities, or any other assets as may be selected by the Board in its discretion. Funds credited to the Deferred Compensation Account shall be credited with interest at a rate which is not less than the Bank's Prime Rate at such time. "Prime Rate" as used in this Agreement, means the rate of interest announced by the Bank as its prime rate as in effect on the first day of each calendar month, which rate shall remain in effect for the subsequent calendar month.
(c) Title to and beneficial ownership of any assets, whether cash or investments, which the Bank may earmark to pay the contingent deferred compensation hereunder, shall at all times remain in the Bank, and the Employee and his designated beneficiary shall not have any property interest whatsoever in any specific assets of the Bank.
5.     The benefits to be paid as deferred compensation are as follows:
(a) If the Employee ceases to be Employee of the Bank or a Subsidiary on or after having attained age 60, the Bank shall pay him in thirty-six (36) equal monthly installments an amount equal to the fair market value of the assets in the Deferred Compensation Account as of such date. Notwithstanding the foregoing, the total amount payable to the Employee shall be increased semi-annually to reflect the net income on the funds which remain invested in the Deferred Compensation Account. If the Employee dies on or after his 60th birthday and before the thirty-six (36) monthly payments are made, the unpaid balance will continue to be paid in installments for the unexpired portion of such three (3) year period to his designated beneficiary in the same manner as set forth above.

(b) If the Employee ceases to be an employee of the Bank or a Subsidiary for any reason other than death or disability, but before having attained age 60, then the amount in the Deferred Compensation Account shall continue to be invested or held in cash as the Board, in its discretion, may determine and no payments shall be made until the Employee shall have reached age 60, at which time payments shall be made in the same manner and to the same extent as set forth in paragraph 5(a). Notwithstanding the foregoing, if prior to reaching age 60 the Employee dies or becomes disabled, then payments shall be made in the same manner and to the same extent as set forth in paragraph 5(c).
(c) If the Employee dies or is disabled before attaining age 60 and while an employee of the Bank or a Subsidiary, then the Bank shall make thirty-six (36) monthly payments to the Employee (if he is disabled) or to his designated beneficiary (if he is deceased), in the same manner and to the same extent as provided in paragraph 5(a).
(d) If both the Employee and his designated beneficiary die before thirty-six (36) monthly payments are made by the Bank, then the remaining value of the Deferred Compensation Account shall be determined as of the date the designated beneficiary died and shall be paid as promptly as possible in one lump sum to the estate of the designated beneficiary.
(e) The beneficiary is a designated beneficiary for the purposes of this Agreement only as designated by the Employee. The beneficiary is ________________,
_______________ of the Employee. The Employee may change his designation at any time without the consent of any prior beneficiary. If the Employee dies and there is no designated beneficiary then surviving, the amounts payable under paragraph 5(c) shall be payable to the Employee's estate.
(f) For the purposes of paragraph 5(c), the Employee will be considered disabled if, on the basis of evidence satisfactory to the Board, the Board finds a mental or physical impairment rendering him unable to serve as an employee of the Bank and the impairment will continue for more than one year.
(g) The installment payments to be made under paragraphs 5(a) and 5(c) shall commence on January 1 of the calendar year next succeeding the year which the Employee ceases to be an employee of the Bank or a Subsidiary. The installments payable to the Employee under paragraph 5(b) shall commence on January 1 of the calendar year next succeeding the calendar year in which he attains age 60.
(h) Notwithstanding anything herein to the contrary, the Board shall have the right in its sole discretion to vary the manner and time of making the installment distributions provided in this paragraph and may make such distributions in lump sums or over a shorter period of time as it may find appropriate, provided, however, installment distributions shall not be made in lesser amounts or over a longer period of time than provided in this paragraph.
6.      Nothing in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and the Employee, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Bank and no person other than the Bank shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Bank under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Bank.
7.      The right of the Employee or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.
8.      If the Board finds that any person to whom a payment is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of the Bank under this Agreement.

9.      Nothing herein shall be construed as conferring upon the Employee the right to continue in the employ of the Bank as an officer or in any other capacity.
10.    Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Bank for the benefit of its employees.
11.    The Board or the Bank (the “Bank Board”) shall have full power and authority to interpret, construe and administer this Agreement and the Bank Board's interpretations and construction thereof, the actions thereunder, including any valuation of Deferred Compensation Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Bank Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own wilful misconduct or lack of good faith.
12.    This Agreement shall be binding upon and inure to the benefit of the Bank, its successors and assigns and the Employee, his heirs, executors, administrators and legal representatives.
13.    This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
14.    This Agreement may not be amended or modified, except by an agreement in writing signed by the parties hereto.
15.    Claims and Review Procedure
15.1       For all claims other than disability benefits:
15.1.1    Claims Procedure. Any individual (“Claimant”) who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:
15.1.1.1 Initiation - Written Claim. .The Claimant initiates a claim by submitting to the Bank a written claim for the benefits.
15.1.1.2 Timing of Bank Response. The Bank shall respond to such Claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.
15.1.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the Claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:
(a) The specific reasons for the denial,
(b) A reference to the specific provisions of this Agreement on which the denial is based,
(c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

(d) An explanation of this Agreement’s review procedures and the time limits applicable to such procedures, and
(e) A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
15.1.2 Review Procedure. If the Bank denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:
15.1.2.1 Initiation - Written Request. To initiate the review, the Claimant, within 60 days after receiving the Bank’s notice of denial, must file with the Bank a written request for review.
15.1.2.2 Additional Submissions - Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.
15.1.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
15.1.2.4 Timing of Bank Response. The Bank shall respond in writing to such Claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the Claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.
15.1.2.5 Notice of Decision. The Bank shall notify the Claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:
(a) The specific reasons for the denial,
(b) A reference to the specific provisions of this Agreement on which the denial is based,
(c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits, and
A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
15.2 For disability claims:

15.2.1 Claims Procedures. Any individual (“Claimant”) who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:
15.2.1.1 Initiation - Written Claim. The Claimant initiates a claim by submitting to the Bank a written claim for the benefits.
15.2.1.2 Timing of Bank Response. The Bank shall notify the Claimant in writing or electronically of any adverse determination as set out in this Section.
15.2.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the Claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:
(a) The specific reasons for the denial,
(b) A reference to the specific provisions of this Agreement on which the denial is based,
(c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,
(d) An explanation of the Agreement’s review procedures and the time limits applicable to such procedures,
(e) A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review,
(f) [See §2560.503-1(g)(v)] Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Bank, and
(g) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Agreement to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.
15.2.1.4 Timing of Notice of Denial/Extensions. The Bank shall notify the Claimant of denial of benefits in writing or electronically not later than 45 days after receipt of the claim by the Bank. The Bank may elect to extend notification by two 30-day periods subject to the following requirements:
(a) For the first 30-day extension, the Bank shall notify the Claimant (1) of the necessity of the extension and the factors beyond the Bank’s control requiring an extension; (2) prior to the end of the initial 45-day period; and (3) of the date by which the Bank expects to render a decision.

(b) If the Bank determines that a second 30-day extension is necessary based on factors beyond the Bank’s control, the Bank shall follow the same procedure in (a) above, with the exception that the notification must be provided to the Claimant before the end of the first 30-day extension period.
(c) For any extension provided under this section, the Notice of Extension shall specifically explain the standards upon which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Claimant shall be afforded 45 days within which to provide the specified information.
15.2.2 Review Procedures - Denial of Benefits. If the Bank denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:
15.2.2.1 Initiation of Appeal. Within 180 days following notice of denial of benefits, the Claimant shall initiate an appeal by submitting a written notice of appeal to Bank.
15.2.2.2 Submissions on Appeal - Information Access. The Claimant shall be allowed to provide written comments, documents, records, and other information relating to the claim for benefits. The Bank shall provide to the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.
15.2.2.3 Additional Bank Responsibilities on Appeal. On appeal, the Bank shall:
(a) [See §2560.503-1(h)(3)(i)-(v)] Take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;
(b) Provide for a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Bank who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual;
(c) In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;
(d) Identify medical or vocational experts whose advise was obtained on behalf of the Bank in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

(e) Ensure that the health care professional engaged for purposes of a consultation under subsection (c) above shall be an individual who was neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.
15.2.2.4 Timing of Notification of Benefit Denial - Appeal Denial. The Bank shall notify the Claimant not later than 45 days after receipt of the Claimant’s request for review by the Bank, unless the Bank determines that special circumstances require an extension of time for processing the claim. If the Bank determines that an extension is required, written notice of such shall be furnished to the Claimant prior to the termination of the initial 45-day period, and such extension shall not exceed 45 days. The Bank shall indicate the special circumstances requiring an extension of time and the date by which the Bank expects to render the determination on review.
15.2.2.5 Content of Notification of Benefit Denial. The Bank shall provide the Claimant with a notice calculated to be understood by the Claimant, which shall contain:
(a) The specific reason or reasons for the adverse determination;
(b) Reference to the specific plan provisions on which the benefit determination is based;
(c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other relevant information (as defined in applicable ERISA regulations);
(d) A statement of the Claimant’s right to bring an action under ERISA Section 502(a);
(e) [See §2560.503-1(j)(5)] Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Bank;
(f) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Agreement to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and
(g) The following statement: “You and your Bank may have other voluntary alternative dispute resolution options such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your state insurance regulatory agency.”

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

STATE BANK OF LONG ISLAND

BY:__________________________

_____________________________